Exhibit 99.1
ThredUp Announces Fourth Quarter and Full Year 2023 Results
•Quarterly revenue of $81.4 million, representing an increase of 14% year-over-year.
•Fourth quarter gross margin of 61.9% and an increase in gross profit of 12% year-over-year, which included a $1.9 million inventory write-off in Europe, an impact of 230 basis points to gross margin.
•Record full year revenue of $322.0 million, representing 12% growth year-over-year. Full year gross margin of 66.4% and gross profit growth of 11% year-over-year.
•Record Active Buyers of 1.8 million and Orders of 1.8 million in Q4 2023, representing year-over-year growth of 9% and 17%, respectively. Record annual orders of 6.9 million, representing growth of 6% year-over-year.
Oakland, CA — March 4, 2024 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, today announced its financial results for the fourth quarter and full year ended December 31, 2023.
“We closed out 2023 with another quarter of strong financial performance, demonstrating healthy top-line growth and bottom-line leverage,” said ThredUp CEO and co-founder James Reinhart. “Looking ahead, we are confident that by focusing on strategic growth drivers in the U.S. and applying our proven resale playbook in Europe, we can deliver adjusted EBITDA breakeven on an annual basis in 2024.”
Fourth Quarter 2023 Financial Highlights
•Revenue: Total revenue of $81.4 million, an increase of 14% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $50.4 million, representing an increase of 12% year-over-year. Gross margin was 61.9% as compared to 63.1% in the fourth quarter last year. Gross profit included a $1.9 million inventory write-off in Europe, an impact of 230 basis points to gross margin.
•Net Loss: Net loss was $14.6 million, or a negative 18.0% of revenue, for the fourth quarter 2023, compared to a net loss of $19.5 million, or a negative 27.3% of revenue, for the fourth quarter 2022.
•Adjusted EBITDA Loss and Adjusted EBITDA Loss Margin1: Adjusted EBITDA loss was $2.1 million, or a negative 2.6% of revenue, for the fourth quarter 2023. This is compared to an Adjusted EBITDA loss of $5.8 million, or a negative 8.2% of revenue, for the fourth quarter 2022.
1 Adjusted EBITDA loss and Adjusted EBITDA loss margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA loss to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

•Active Buyers and Orders: Active Buyers of 1.797 million and Orders of 1.807 million, representing increases of 9% and 17%, respectively, over the fourth quarter 2022.
Full Year 2023 Financial Highlights
•Revenue: Total revenue of $322.0 million, an increase of 12% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $213.8 million, representing an increase of 11% year-over-year. Gross margin was 66.4% compared to 66.7% last year.
•Net Loss: Net loss was $71.2 million, or a negative 22.1% of revenue, for the full year 2023, compared to a net loss of $92.3 million, or a negative 32.0% of revenue, for the full year 2022.
•Adjusted EBITDA Loss and Adjusted EBITDA Loss Margin1: Adjusted EBITDA loss was $17.4 million, or a negative 5.4% of revenue, for the full year 2023, compared to the Adjusted EBITDA loss of $43.4 million, or a negative 15.0% of revenue, for the full year 2022.
•Orders: Record orders of 6.9 million for the full year 2023, growing 6% over 6.5 million for the full year 2022.
Recent Business Highlights
•AI Innovation: ThredUp recently debuted an AI-powered search experience that makes it easy and intuitive to find secondhand items in its marketplace. They’ve also begun to leverage generative AI that will soon give customers the ability to create outfits they love and are strategically implementing AI across operations in its distribution center network to enhance inventory management and processing.
•Customer Experience Improvements: After implementing Delivery Promise and Thrift Promise, which aim to deliver purchase-to-doorstep shipping in three days or less and ensure the highest levels of customer satisfaction with every order, ThredUp’s Q4 return rate decreased by 700 basis points compared to the same quarter of 2022.
•Industry recognition: ThredUp's Resale-as-a-Service (RaaS) was named a winner in Good Housekeeping’s 2024 Sustainable Innovation Awards, which recognizes products and services that have embraced a “people, purpose, and planet” approach to sustainability.
Financial Outlook
For the first quarter 2024, ThredUp expects:
•Revenue in the range of $79.0 million to $81.0 million.
•Gross margin in the range of 68.5% to 70.5%, representing gross profit dollar growth of 9% year over year at the midpoint of revenue and gross margin guidance.
•Adjusted EBITDA loss margin in the range of 3.0% to 1.0%.
For the full fiscal year 2024, ThredUp expects:
•Revenue in the range of $340.0 million to $350.0 million.
•Gross margin in the range of 69.5% to 71.5%, representing gross profit dollar growth of 14% year over year at the midpoint of revenue and gross margin guidance.
•Adjusted EBITDA margin in the range of 0.5% to 1.5%.

ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the non-GAAP measure Adjusted EBITDA loss to net loss because certain items are out of ThredUp’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA loss in order to calculate forward-looking Adjusted EBITDA loss margin is not available without unreasonable effort. However, for the first quarter of 2024 and full year 2024, depreciation and amortization is expected to be $5.0 million and $19.8 million, respectively. In addition, for the first quarter of 2024 and full year 2024, stock-based compensation expense is expected to be $7.5 million and $33.0 million, respectively. These items are uncertain, depend on various factors, and could result in the projected net loss being materially less than indicated by the currently estimated Adjusted EBITDA loss margin.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,
	2023	2022
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$56,084	$38,029
Marketable securities	8,100	66,902
Accounts receivable, net	7,813	4,669
Inventory	15,687	17,519
Other current assets	6,204	7,076
Total current assets	93,888	134,195
Operating lease right-of-use assets	42,118	46,153
Property and equipment, net	87,672	92,482
Goodwill	11,957	11,592
Intangible assets	8,156	10,499
Other assets	6,176	7,027
Total assets	$249,967	$301,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,457	$7,800
Accrued and other current liabilities	35,934	50,155
Seller payable	21,495	16,166
Operating lease liabilities, current	5,949	6,413
Current portion of long-term debt	3,838	3,879
Total current liabilities	76,673	84,413
Operating lease liabilities, non-current	44,621	48,727
Long-term debt, net of current portion	22,006	25,788
Other non-current liabilities	2,750	3,019
Total liabilities	146,050	161,947
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of December 31, 2023 and 2022; 108,784 and 101,532 shares issued and outstanding as of December 31, 2023 and 2022, respectively	11	10
Additional paid-in capital	585,156	551,852
Accumulated other comprehensive loss	(2,375)	(4,234)
Accumulated deficit	(478,875)	(407,627)
Total stockholders’ equity	103,917	140,001
Total liabilities and stockholders’ equity	$249,967	$301,948

ThredUp Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands, except per share amounts)
Revenue:
Consignment	$55,877	$37,470	$213,609	$174,994
Product	25,516	33,848	108,413	113,385
Total revenue	81,393	71,318	322,022	288,379
Cost of revenue:
Consignment	10,801	7,661	39,732	37,015
Product	20,239	18,691	68,485	59,026
Total cost of revenue	31,040	26,352	108,217	96,041
Gross profit	50,353	44,966	213,805	192,338
Operating expenses:
Operations, product and technology	38,239	33,818	156,712	155,642
Marketing	11,354	12,999	66,273	64,369
Sales, general and administrative	15,510	14,538	62,657	61,814
Total operating expenses	65,103	61,355	285,642	281,825
Operating loss	(14,750)	(16,389)	(71,837)	(89,487)
Interest expense	(709)	(41)	(2,239)	(805)
Other income (expense), net	841	(3,065)	2,847	(1,957)
Loss before income taxes	(14,618)	(19,495)	(71,229)	(92,249)
Provision (benefit) for income taxes	(5)	4	19	35
Net loss	$(14,613)	$(19,499)	$(71,248)	$(92,284)
Loss per share, basic and diluted	$(0.14)	$(0.19)	$(0.68)	$(0.92)
Weighted-average shares used in computing loss per share, basic and diluted	107,716	101,027	104,875	99,817

ThredUp Inc.
Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands)
Net loss	$(14,613)	$(19,499)	$(71,248)	$(92,284)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	1,549	2,840	777	(2,418)
Unrealized gain (loss) on available-for-sale securities	17	562	1,082	(722)
Total other comprehensive income (loss)	1,566	3,402	1,859	(3,140)
Total comprehensive loss	$(13,047)	$(16,097)	$(69,389)	$(95,424)

ThredUp Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2023	2022
	(in thousands)
Cash flows from operating activities:
Net loss	$(71,248)	$(92,284)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,732	14,033
Stock-based compensation expense	31,682	26,817
Reduction in carrying amount of right-of-use assets	6,355	6,473
Other	857	5,593
Changes in operating assets and liabilities:
Accounts receivable, net	(3,126)	(530)
Inventory	2,209	(7,886)
Other current and non-current assets	1,180	893
Accounts payable	1,697	(3,985)
Accrued and other current liabilities	(9,092)	1,752
Seller payable	5,312	(2,945)
Operating lease liabilities	(7,095)	924
Other non-current liabilities	(54)	(960)
Net cash used in operating activities	(22,591)	(52,105)
Cash flows from investing activities:
Purchases of marketable securities	(17,915)	(3,475)
Maturities of marketable securities	77,579	55,650
Purchases of property and equipment	(15,984)	(43,251)
Net cash provided by investing activities	43,680	8,924
Cash flows from financing activities:
Proceeds from debt, net of discount	—	391
Repayment of debt	(4,000)	(6,333)
Proceeds from issuance of stock-based awards	5,162	4,202
Payments of withholding taxes on stock-based awards	(4,765)	(2,196)
Net cash used in financing activities	(3,603)	(3,936)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(68)	(672)
Net change in cash, cash equivalents and restricted cash	17,418	(47,789)
Cash, cash equivalents and restricted cash, beginning of period	44,051	91,840
Cash, cash equivalents and restricted cash, end of period	$61,469	$44,051

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(in thousands)
Net loss	$(14,613)	$(19,499)	$(71,248)	$(92,284)
Stock-based compensation expense	6,775	6,059	31,682	26,817
Depreciation and amortization	4,851	3,816	18,732	14,033
Interest expense	709	41	2,239	805
Severance and other	138	(14)	1,196	3,182
Provision (benefit) for income taxes	(5)	4	19	35
Impairment of non-marketable equity investment	—	3,750	—	3,750
Acquisition and offering-related expenses	—	—	—	274
Non-GAAP Adjusted EBITDA loss	$(2,145)	$(5,843)	$(17,380)	$(43,388)

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers love ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems, and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 172 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the first quarter and full year of 2024; statements about future operating results, capital expenditures and other developments in our business in the U.S. and Europe and our long term growth; the momentum of our business; our investments in technology and infrastructure, including our AI-powered search experience; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; and our ability to attract new Active Buyers.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into buyers and active buyers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; our ability to continue to generate revenue from new RaaS offerings as sources of revenue; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including the effects of foreign currency exchange rate fluctuations, inflationary pressures, increased interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Operating Metrics
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.

Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA loss and Adjusted EBITDA loss margin. In addition to our results determined in accordance with GAAP, we believe these non-GAAP measures, are useful in evaluating our operating performance. We use these measures to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that these non-GAAP measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.

A reconciliation is provided above for Adjusted EBITDA loss to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA loss as net loss adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, interest expense, severance and other, provision (benefit) for income taxes, impairment of non-marketable equity investment and acquisition and offering-related expenses. Non-GAAP Adjusted EBITDA loss margin represents Non-GAAP Adjusted EBITDA loss divided by total revenue for the same period.